Exhibit 4.1

ASTORIA FINANCIAL CORPORATION,

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of June 8, 2017

SENIOR DEBT SECURITIES

Cross Reference Table

Showing Reflection of Certain Provisions Required Pursuant to Section 310 through 318(a) of Trust Indenture Act of 1939, as Amended.

TIA	Section

SECTION 310
(a)(1)	7.9
(a)(2)	7.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.9
(b)	7.7, 7.9

SECTION 311
(a)	7.10
(b)	7.10

SECTION 312
(a)	2.9
(b)	10.4
(c)	10.4

SECTION 313
(a)	7.5
(b)(1)	Not Applicable
(b)(2)	7.5, 7.6
(c)	7.4, 7.5
(d)	7.5

SECTION 314
(a)(1), (2) and (3)	4.4
(a)(4)	4.4, 10.6
(b)	Not Applicable
(c)(1)	1.1, 3.2, 10.5(a)

  1This Table is not, and shall not, for any purpose, be deemed, to be a part of the Indenture.

v

(c)(2)	1.1, 10.5(b)
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.6
(f)	Not Applicable

SECTION 315
(a)	7.1, 7.2(a), (b)
(b)	7.1, 7.4
(c)	7.1(a)
(d)	7.1, 7.6
(d)(1)	7.1, 7.6
(d)(2)	7.1, 7.6
(d)(3)	7.1, 7.6
(e)	6.11, 7.1

SECTION 316
(a)(1)(A)	6.4, 6.5
(a)(1)(B)	6.4, 6.5
(a)(2)	Not Applicable
(a) last sentence	Not Applicable
(b)	6.7
(c)	2.12(c)

SECTION 317
(a)(1)	6.8
(a)(2)	6.9
(b)	2.8

SECTION 318
(a)	10.1

INDENTURE, dated as of June 8, 2017, between Astoria Financial Corporation, a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (the “Securities”) evidencing its unsecured senior indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to aggregate Principal Amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed therefor as hereinafter provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the TIA (as defined below) that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the registered holders thereof (the “Holders”), the Company and the Trustee agree as follows for the equal and proportionate benefit of the Holders:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1           Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means each of the Registrar, any Paying Agent, any Authenticating Agent and any securities custodian.

“Agent Members” has the meaning assigned to it in Section 2.2.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” has the meaning assigned to it in Section 7.11.

“Authentication Order” means a written order of the Company, signed by two Officers of the Company, directing the Trustee to authenticate the Securities that may be validly issued under the Indenture.

“Bankruptcy Law” means Title 11 of the United States Code (11 U.S.C.§§101 et. seq.) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified, any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York or place for payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue on such payment for the intervening period.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Company” has the meaning assigned to it in the preamble to this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Order” means a written request or order in the name of the Company signed by two Officers of the Company, delivered to the Trustee.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attn: Astoria Financial Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the Company.

“Covenant Defeasance” has the meaning assigned to it in Section 8.4.

“Default” means any event that is, or with the passage of time or the giving of notice (or both) would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to it in Section 2.19.

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“Definitive Security” means a certificated Security registered in the name of the Holder thereof, other than the Depositary or its nominee, and which shall not bear the Global Securities Legend.

“Depositary” means DTC and any successor thereto or nominee thereof, or with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such Series by the Company pursuant to this Indenture or a Supplemental Indenture, which Person shall be a clearing agency registered under the Exchange Act.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the SEC) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

“Global Security” means, when used with respect to any Series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and a Supplemental Indenture, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount of, all the Outstanding Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the Global Securities Legend.

“Global Securities Legend” means the legend set forth in Section 2.2 of this Indenture, which is required to be placed on all Global Securities issued under this Indenture or a Supplemental Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Holder” has the meaning assigned to it in the recitals to this Indenture.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more Supplemental Indentures entered into pursuant to the applicable provisions of this Indenture, including, for all purposes of this Indenture and any such Supplemental Indenture, the provisions of the TIA that are deemed to be a part of and govern this Indenture and any such Supplemental Indenture, respectively. The term “Indenture” shall also include the terms of particular Series of Securities established as contemplated herein.

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“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Legal Defeasance” has the meaning assigned to it in Section 8.3.

“Lien” has the meaning assigned to it in Section 7.6.

“Material Subsidiary” means Astoria Bank and any successor thereof, or any of the Company’s subsidiaries that is an insured depository institution and that has consolidated assets equal to 30% or more of the Company’s consolidated assets.

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

 “Officers’ Certificate” means a certificate that meets the requirements of Section 10.5 hereof signed by two Officers of the Company, one of which must be the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer.

“Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Section 10.5. Such legal counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.2 hereof.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities previously authenticated and delivered under this Indenture, except:

(i)           Securities previously cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)          Securities for whose payment or redemption money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii)         Securities which have been paid pursuant to Section 2.11 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

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(iv)         Securities which have been defeased pursuant to Section 8.3; and

(v)          Securities not deemed outstanding pursuant to Section 3.3;

provided, however, that in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, or waiver under this Indenture, (i) the Principal Amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity pursuant to Section 6.2, (ii) if, as of such date, the Principal Amount payable at the Stated Maturity of a Security is not determinable, the Principal Amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 2.4, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” has the meaning assigned to it in Section 2.7.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Amount” means, with respect to any Security, the amount as set forth on the face of such Security.

“Redemption Date” has the meaning assigned to it in Section 3.2.

“Registrar” has the meaning assigned to it in Section 2.7.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any Series means the date specified for that purpose as contemplated by Section 2.4.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

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“Securities” has the meaning specified in the recitals to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning assigned to it in Section 2.7.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.4, 2.5 and 2.6 hereof.

“Stated Maturity” means, when used with respect to any Security or any installment of principal or interest on such Security, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof) and (iii) any limited liability company of which more than 50% of the total membership interests is at the time owned or controlled, directly or indirectly, by such Person.

“Supplemental Indenture” means an indenture entered into by the Company and Trustee supplemental to this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such person, “Trustee” as used with respect to the Securities of or within any Series shall mean only the Trustee with respect to the Securities of that Series.

“Voting Stock” means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

Section 1.2           Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them.

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Section 1.3           Rules of Construction. Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and words in the plural include the singular;

(e)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f)           headings are used for convenience of reference only and do not affect interpretation.

ARTICLE II

THE SECURITIES

Section 2.1           Forms of Securities Generally. The Securities of each Series shall be in substantially such form or forms as shall be established by or pursuant to one or more Board Resolutions or in one or more Supplemental Indentures, or in an Officers’ Certificate pursuant to such Board Resolution or any such Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed on them as may be required to comply with the rules of any securities exchange or as may, consistently with this Indenture, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any Series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.6 for the authentication and delivery of such Securities.

All Definitive Securities shall be printed, lithographed, or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2           Form of Legend for Global Securities. Any Global Security authenticated and delivered under this Indenture shall bear a legend (in addition to any legend that may be required by the applicable requirements of the Depositary) in substantially the following form:

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“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Section 2.3           Form of Trustee’s Certificate of Authentication. The Trustee’s certificates of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:	Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Section 2.4           Amount Unlimited; Issuable in Series. The aggregate Principal Amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more Series. There shall be established in or pursuant to a Board Resolution and, subject to Section 2.6, set forth, or determined in the manner provided, in an Officers’ Certificate pursuant to a Board Resolution or Supplemental Indenture, or established in one or more Supplemental Indentures, prior to the issuance of Securities of any Series,

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(1)          the title of the Securities of the Series (which shall distinguish the Securities of that Series from Securities of any other series);

(2)          any limit upon the aggregate Principal Amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.10, 2.11, 2.13 or 3.7 and except for any Securities which, pursuant to Section 2.6, are deemed never to have been authenticated and delivered under this Indenture);

(3)          the Person to whom any interest on a Security of the Series shall be payable, if other than the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)          the date or dates on which the principal (and premium, if any) of the Securities of the Series is payable;

(5)          the rate or rates at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, and the Regular Record Date for any interest payable on any Interest Payment Date;

(6)          the place or places in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest on the Securities of the Series shall be payable;

(7)          the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8)          the obligation, if any, of the Company to redeem, purchase, or repay Securities of the Series pursuant to any mandatory redemption, sinking fund, or analogous provision or at the option of a Holder of the Security, and the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the Series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligation;

(9)          if other than denominations of $1,000 and integral multiples of such denomination, the denomination or denominations in which Securities of the Series shall be issuable;

(10)        if the amount of payments of principal of (and premium, if any) or interest on any Securities of the Series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

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(11)        if other than the Principal Amount of the Securities of the Series, the portion of the Principal Amount of Securities which shall be payable upon declaration of acceleration of its maturity;

(12)        if the Principal Amount payable at the Stated Maturity of any Securities of the Series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the Principal Amount of such Securities as of any such date for any purpose under the Securities or this Indenture, including the Principal Amount which shall be due and payable upon any maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the Principal Amount shall be determined);

(13)        the application, if any, of either or both of Section 8.3 and Section 8.4 to the Securities of the Series (including, in the case of Section 8.4, the covenants and any Events of Default not specified therein that are subject thereto) and, if other than by a Board Resolution, the manner in which any election pursuant to such Sections by the Company shall be evidenced;

(14)        whether the Securities of the Series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities (if other than DTC), and any circumstances other than those set forth in Section 2.10 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or its nominee and in which any such transfer may be registered;

(15)        any Authenticating Agents, Paying Agents, or any other agents with respect to the Securities of the Series;

(16)        any other covenant or warranty included for the benefit of Securities of the Series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all Series, or any other covenant or warranty included for the benefit of Securities of the Series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all Series, or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all Series shall not be for the benefit of Securities of such Series, or any change to or combination of the provisions of any such covenant or warranty included in this Indenture for the benefit of Securities of all Series which applies to the Securities of such series;

(17)        any addition to, deletion from, or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the Principal Amount of such Securities due and payable pursuant to Section 6.2; and

(18)        any other terms of the Securities of such Series, or of any specified tenor thereof.

All Securities of any one Series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and this Article II, or determined in the manner provided, in the Officers’ Certificate referred to above or in any Supplemental Indenture.

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Unless otherwise provided with respect to the Securities of any Series, at the option of the Company, interest on the Securities of any Series that bears interest may be paid by mailing a check to the address of the Person entitled to such interest as such address shall appear in the Security Register.

If any of the terms of the Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Series.

Section 2.5           Denominations. The Securities of each Series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.4. In the absence of any such provisions with respect to the Securities of any Series, the Securities of such Series shall be issuable in minimum denominations of $1,000 and any integral multiples of such denominations.

Section 2.6           Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President, or one of its Vice Presidents, and may (but need not) have the corporate seal of the Company affixed or reproduced thereon and, if so affixed or reproduced, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication and, provided that the Board Resolutions and Officers’ Certificate or Supplemental Indenture with respect to such Series of Securities and a Company Order for the authentication and delivery have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)          any Board Resolution, Officers’ Certificate and/or executed Supplemental Indenture referred to in Section 2.1 and Section 2.4 hereof by or pursuant to which the form or forms and terms of the Securities of such Series were established;

(b)          an Officers’ Certificate setting forth the form or forms and the terms of the Securities of such Series, stating that such form or forms and terms have been established pursuant to Section 2.1 and Section 2.4 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

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(c)          an Opinion of Counsel, stating that:

(i)           the form or forms of the Securities of such Series have been duly authorized and established in conformity with the provisions of this Indenture;

(ii)          the terms of the Securities of such Series (or the manner of determining such terms) have been established in conformity with the provisions of this Indenture; and

(iii)         that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and other customary qualifications and assumptions.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, liabilities or immunities under the Securities or this Indenture or otherwise.

Notwithstanding the provisions of Section 2.4 and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the above specified documents at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such Series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in this Indenture executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered under this Indenture.

Section 2.7           Registrar and Paying Agent. The Company shall maintain, with respect to each Series of Securities, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (“Registrar”), and an office or agency where Securities of such Series may be presented for purchase or payment (“Paying Agent”). The Registrar shall keep a register (“Security Register”) with respect to each Series of Securities and of their transfer and exchange. The Company may have one or more additional paying agents. The term Paying Agent includes any additional paying agent and the term Registrar includes any co-registrars.

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The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent (in each case, if such person is a person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company or any Subsidiary of the Company or an Affiliate of any of them may act as Paying Agent or Registrar.

The Company hereby appoints the Trustee as Registrar and Paying Agent for each Series of the Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued. The Trustee may resign from any or all of such appointments upon 30 days’ written notice to the Company.

Section 2.8           Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Series of Securities, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of any Series of Securities or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities of such Series and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary of the Company or an Affiliate of any of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.9           Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of each Series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee (1) not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each Series of Securities as of such Regular Record Date and (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 2.10         Registration, Registration of Transfer and Exchange. Upon surrender for registration of transfer of any Security of any Series at the office of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same Series, of any authorized denominations and of a like aggregate Principal Amount and tenor.

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At the option of the Holder, Securities of any Series may be exchanged for other Securities of the same Series, of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender to the Registrar of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

The Company shall not be required (i) to issue, register the transfer of, or exchange Securities of any Series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that Series selected for redemption under Section 3.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Notwithstanding any other provision in this Indenture and except as otherwise specified as contemplated by Section 2.4, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, except as provided in this paragraph. Notwithstanding the foregoing and except as otherwise specified as contemplated by Section 2.4, if (A)(1) at any time the Depositary for the Securities of a Series represented by a Global Security or Global Securities notifies the Company that it is unwilling or unable to continue as a Depositary for the Securities of such Series or ceases to be a clearing agency registered and in good standing under the Exchange Act or other applicable statute or regulation and (2) a successor Depositary for the Securities of such Series is not appointed by the Company or, if appointed, has not accepted such appointment, within 90 days after the Company receives such notice or becomes aware of such condition, (B) an Event of Default has occurred and is continuing with respect to the Securities of such Series and the Registrar has received a request from the Depositary to issue certificated securities in lieu of all or a portion of the Global Securities of such Series (in which case the Company shall deliver certificated securities within 30 days of such request) or (3) the Company at any time and in its sole discretion determines that the Securities of any Series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities, the Company will execute, and the Trustee, upon Company request, will authenticate and deliver, Securities of such Series in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Security or Global Securities representing Securities of such Series in exchange for such Global Security or Global Securities.

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Upon the occurrence in respect of any Global Security of any Series of any one or more of the conditions specified in the immediately preceding paragraph or such other conditions as may be specified as contemplated by Section 2.4 for such Series, such Global Security may be exchanged for Securities registered in the names of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depositary with respect to such Series and its nominees) as such Depositary shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and shall bear the legend or legends specified in Section 2.2 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, a Global Security pursuant to the preceding sentence.

If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Registrar for exchange or cancellation as provided in this Article II. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article II or (ii) the principal amount thereof shall be reduced, or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Trustee shall, subject to the immediately preceding two paragraphs and as otherwise provided in this Article II, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

The Depositary or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members. Neither the Trustee nor the Registrar shall have any liability in respect of any transfers effected by the Depositary.

The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Agent Members.

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Section 2.11         Mutilated, Destroyed, Lost and Stolen Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any security, and there is delivered to the Company and the Trustee such security or indemnity bond as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series, like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or redeem such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the reasonable fees and disbursements of its counsel) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.12         Acts of Holders; Record Dates.

(a)          Any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided in this Indenture, such action shall become effective when such instrument or instruments are delivered to a Responsible Officer of the Trustee and, where it is expressly required by this Indenture, to the Company. Such instrument or instruments (and the action embodied in and evidenced by such instrument or instruments) are sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

Without limiting the generality of the foregoing, a Holder, including a Depositary that (or whose nominee) is a Holder of a Global Security, may make, give, or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted in this Indenture to be made, given, or taken by Holders, and a Depositary that (or whose nominee) is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security.

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(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him its execution. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)          The Company may fix any day as the record date for the purpose of determining the Holders of Securities of any Series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action, or to vote on any action, authorized, or permitted to be given or taken by Holders of Securities of such Series. If not set by the Company prior to the first solicitation of a Holder of Securities of such Series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.9) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more Series of Securities, only the Holders of Securities of such Series on such date (or their duly designated proxies) shall be entitled to give, take, or vote on the relevant action.

(d)          The ownership of Securities shall be proved by the Security Register.

(e)          Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer of, in exchange for, or in lieu of such Security in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance on such action, whether or not notation of such action is made upon such Security.

(f)          Without limiting the foregoing, a Holder entitled to give or take any action under this Indenture with regard to any particular Security may do so with regard to all or any part of the Principal Amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such Principal Amount.

Section 2.13         Temporary Securities. Pending the preparation of Definitive Securities, if any, the Company may execute, and upon Authentication Order the Trustee shall authenticate and deliver, temporary Securities, which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

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If temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.7, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 2.14         Cancellation. All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.15         Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest on the Security or the payment of any redemption price in respect thereof, for all purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.16         Computation of Interest. Except as otherwise provided in or pursuant to this Indenture or in the Securities of any Series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Securities for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

Section 2.17         CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee and the Company shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

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Section 2.18         Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every Outstanding Security of any Series issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such indebtedness.

Section 2.19         Payment of Interest; Defaulted Interest. Except as otherwise provided herein with respect to any Series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)          The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such Series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the manner set forth in this clause (1). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. At such time the Company shall fix a special record date for the payment of such Defaulted Interest which shall be no more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and, in the names and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the related special record date to be mailed, first-class postage prepaid, to each Holder of Securities of such Series at such Holder’s address as it appears in the Security Register, or, in the case of a Global Security, shall cause such notice to be sent in accordance with the Applicable Procedures, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the related special record date having been so mailed or sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such Series are registered at the close of business on such special record date and shall no longer be payable pursuant to the Following Clause (2).

(2)          The Company may make payment of any Defaulted Interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

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Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE III

OPTIONAL REDEMPTION

Section 3.1           Applicability of Article. Securities of any Series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article, except as otherwise specified as contemplated by Section 2.4 of this Indenture for Securities of any Series.

Section 3.2           Election to Redeem; Notices to Trustee. The election of the Company to redeem any Series of Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 2.4 for such Securities. If the Company elects to redeem any Series of Securities, it shall furnish to the Trustee, at least 60 calendar days (unless a shorter period shall be satisfactory to the Trustee) before a Redemption Date, an Officers’ Certificate setting forth (i) the date on which the redemption shall occur (“Redemption Date”), (ii) the Principal Amount of Securities of such Series to be redeemed and (iii) the redemption price.

Section 3.3           Selection by Trustee of Securities to Be Redeemed. If fewer than all of the Securities of such Series are to be redeemed, the Trustee shall select the Securities to be redeemed among the Holders of the Securities of such Series, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate, in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances and, in the case of a Global Security, pursuant to the Applicable Procedures. In the event of partial redemption, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such Series not previously called for redemption.

The Trustee shall promptly notify the Company of the Securities selected for redemption and, in the case of Securities of any Series selected for partial redemption, the Principal Amount thereof to be redeemed. Securities and portions of Securities selected shall be in authorized denomination (which shall not be less than the minimum authorized denomination of such Security). Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

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Section 3.4           Notice of Redemption. Unless otherwise provided for a particular Series of Securities by a Board Resolution, a Supplemental Indenture or an Officers’ Certificate, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, or, in the case of a Global Security, shall send in accordance with the Applicable Procedures, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Failure to give notice by mailing in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any Holders, shall not affect the validity of the proceedings for the redemption of any other Security or portion thereof. Any notice that is mailed to the Holder of any Security in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

The notice shall identify the Securities to be redeemed and shall state:

(a)          the Redemption Date;

(b)          the redemption price and accrued interest, if any;

(c)          if any Security is being redeemed in part, the portion of the Principal Amount of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in Principal Amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(d)          the name and address of the Paying Agent;

(e)          that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)          that on the Redemption Date the redemption price and accrued interest, if any, will become due and payable upon each such Security to be redeemed and that interest thereon unless the Company fails to make such redemption will cease to accrue on and after the Redemption Date; and

(g)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided that the Company shall have delivered to the Trustee, at least 5 Business Days prior to the requested date of the giving of such notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section.

Section 3.5           Effect of Notice of Redemption. If notice of redemption is given as provided in Section 3.4, the Securities to be redeemed shall, on the Redemption Date, become irrevocably due and payable at the redemption price, and from and after such Redemption Date (unless the Company shall default in the payment of the redemption price) such Securities shall cease to bear interest. A notice of redemption may not be conditional.

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Section 3.6           Deposit of Redemption Price. One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly after the redemption date return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of all Securities to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date interest shall cease to accrue on the Securities or the portions thereof called for redemption. If any Security called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities of such Series.

Section 3.7           Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Security or Securities of the same Series and of like tenor, in aggregate Principal Amount equal to and in exchange for the unredeemed portion of the principal of the Security surrendered.

Section 3.8           No Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities of any Series.

ARTICLE IV

COVENANTS

Section 4.1           Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal (and premium, if any) and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal (and premium, if any) and interest then due.

Section 4.2           Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any Series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that Series, segregate and hold in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest a sum sufficient to pay the principal (and premium, if any) and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture and will promptly notify the Trustee of its action or failure to act.

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Whenever the Company shall have one or more Paying Agents for any Series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that Series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the TIA, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure to act.

The Company will cause each Paying Agent for any Series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the TIA applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that Series) in the making of any payment in respect of the Securities of that Series, and upon the written request of the Trustee, immediately pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that Series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any Series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee, shall cease at such time.

Section 4.3           Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be sent. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands with respect to the Securities may be made at or sent to the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however, that no such designations or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency for the Securities of any Series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.7 hereof.

Section 4.4           Reports. The Company shall deliver to the Trustee and transmit to the Holders, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or section 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee and the Holders with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

Section 4.5           Compliance Certificate.  So long as there are Securities Outstanding hereunder, the Company shall:

(a)          deliver to the Trustee on or before 120 days after the end of each fiscal year of the Company, commencing with the first fiscal year ending after the date hereof, an Officers’ Certificate stating that, in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any Default or Event of Default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default or Event of Default, the nature thereof and the action, if any, the Company intends to undertake as a result of such Default; and

(b)          deliver to the Trustee, within 30 days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.6           Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that its preservation is no longer desirable in the conduct of the business of the Company and that its loss is not disadvantageous in any material respect to the Holders.

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Section 4.7           Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments, and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits, or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, or claim whose amount, applicability, or validity is being contested in good faith by appropriate proceedings and for which adequate provision is made.

Section 4.8           Waiver of Certain Covenants. The Company may, with respect to the Securities of any Series, omit in any particular instance to comply with any term, provision, or condition set forth in Sections 4.6 and 4.7 (excluding Section 4.7(1)), or in any covenant provided pursuant to Section 2.4(16) or 9.1(b) for the benefit of the Holders of such Series, if before the time for such compliance the Holders of a majority in Principal Amount of the Outstanding Securities of such Series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

Section 4.9           Calculation of Original Issue Discount. If the Company has Outstanding any Original Issue Discount Securities, the Company shall deliver to the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may be required to be provided to the Trustee, any Paying Agent or the Holders of the Securities pursuant to the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

Section 4.10         Tax Payment and Tax Withholding Obligations. In order to enable the Trustee and any other Paying Agent to comply with any tax payment or tax withholding obligation or obligations imposed on it or them by virtue of applicable law in connection with any payment made by it or them to Holders pursuant to any of the provisions of this Indenture, the Company hereby agrees that, upon receipt of a request from time to time from the Trustee or such Paying Agent, the Company will provide to the Trustee and such Paying Agent promptly a notice in writing as to whether and to what extent, together with any and all information necessary to enable the Trustee and such Paying Agent to determine whether and to what extent, any such tax payment or tax withholding obligation or obligations shall apply, and, if any do so apply, the amount and other relevant details of such tax payment and/or tax withholding obligation or obligations. In addition to and notwithstanding such agreement, the Trustee and any such Paying Agent shall have full right and warrant to withhold from any payment made by it or them pursuant to any of the provisions of this Indenture (if required to comply with such tax payment or tax withholding obligation or obligations) and shall not be liable to any Person for so doing.

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ARTICLE V

SUCCESSORS

Section 5.1           When the Company May Merge, Consolidate or Transfer Assets. Unless otherwise provided for a particular Series of Securities in a Board Resolution, a Supplemental Indenture or an Officers’ Certificate, the Company shall not merge or consolidate with or into any other Person and the Company shall not sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person, unless (1) the Company is the continuing corporation, or the successor corporation or the Person that acquires all or substantially all of the Company’s assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all the Company’s obligations under the Securities and this Indenture or assumes such obligations as a matter of law and (2) immediately after giving effect to such merger, consolidation, sale, lease or conveyance, there is no Default or Event of Default hereunder.

Section 5.2           Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and, thereupon, the Company shall be relieved of any further liability or obligation hereunder or under the Securities.

Section 5.3           Officers’ Certificate and Opinion of Counsel to Be Given to Trustee. Upon the occurrence of the transactions permitted under the provisions of Section 5.1 and Section 5.2, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in each case stating that such transaction and agreement, if any, complies with this Article V, that all conditions precedent provided for herein relating to such transaction have been complied with, and that such agreement or Supplemental Indenture, if any, is the legal, valid and binding obligation of the Company or such other Person, as the case may be, enforceable against them in accordance with its terms, subject to customary exceptions, on which the Trustee may rely as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article V complies with the provisions of this Article V and this Indenture.

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ARTICLE VI

REMEDIES

Section 6.1           Events of Default. Each of the following constitutes an “Event of Default”:

(a)          the Company defaults in the payment of any installment of interest on any of the Securities as and when the same shall become due and payable, and such default continues for a period of 30 days;

(b)          the Company defaults in the payment when due of all or any part of the principal or premium, if any, of any of the Securities as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

(c)          the Company fails to perform any other covenant or agreement on the part of the Company contained in the Securities of any Series or in this Indenture and such failure continues for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given, by registered or certified mail (or, if registered or certified mail is not then offered by the U.S. Post Office, by first class mail return receipt requested), to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Securities of that Series at the time Outstanding;

(d)          a court having jurisdiction in the premises shall enter (i) a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law now or hereafter in effect, or (ii) a decree or order adjudging the Company or the Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or the Material Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or the Material Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e)          the Company or the Material Subsidiary shall commence a voluntary case or proceeding under any Bankruptcy Law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Material Subsidiary, or the filing by the Company or the Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or the Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Material Subsidiary or of any substantial part of its property, or the making by the Company or the Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or the Material Subsidiary in furtherance of any such action.

Upon becoming aware of any Event of Default, the Company shall promptly deliver to the Trustee a written statement specifying such Event of Default.

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Section 6.2           Acceleration. If any Event of Default specified in Sections 6.1(a), 6.1(b) or 6.1(c) with respect to any Series of Securities occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the then Outstanding Securities of that Series may declare the Principal Amount (or, if any of the Securities of that Series are Original Issue Discount Securities, such portion of the Principal Amount of such Securities as may be specified in the terms thereof) of all the Securities of such Series (and premium, if any) and interest accrued thereon to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders of the Outstanding Securities of such Series) and upon any such declaration, such Principal Amount (or such specified portion of the Principal Amount) shall become immediately due and payable. If any Event of Default specified in Section 6.1(d) or 6.1(e) with respect to any Series of Securities occurs, the Principal Amount (or, if any of the Securities of that Series are Original Issue Discount Securities, such portion of the Principal Amount of such Securities as may be specified in the terms thereof) of all the Securities of such Series (and premium, if any) and interest accrued thereon shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of the Series with respect to which the Event of Default has occurred, by written notice to the Company and the Trustee, may on behalf of the Holders of all of the Securities of such Series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if:

(i)           the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities of that Series, (B) the principal of (and premium, if any, on) any Securities of that Series which have become due otherwise than by such acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and (D) all sums paid or advanced by the Trustee hereunder and the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)          all existing Events of Default with respect to Securities of that Series (other than the nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions of this Indenture, then, from and after the date of such Event of Default, unless such Event of Default has been rescinded and annulled as provided above, the Principal Amount of such Original Issue Discount Securities shall be deemed, for all purposes under this Indenture, to be such portion of the principal as shall be due and payable as a result of such acceleration, and the payment of such portion of the principal as shall be due and payable as a result of such acceleration, together with interest, if any, on such portion and all other amounts owing under such Original Issue Discount Security, shall constitute payment in full of such Original Issue Discount Securities.

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Section 6.3           Trustee May Enforce Claims without Possession of Securities: Delay or Omission Not Waiver. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee even if it does not possess any of the Securities of a Series or does not produce any of them in any proceeding related thereto and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment had been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

Section 6.4           Waiver of Past Defaults. Holders of a majority in aggregate Principal Amount of the Securities of any Series then Outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities of that Series waive an existing Default or Event of Default and its consequences hereunder, except a default (1) in the payment of principal of (or premium, if any) or interest on any Security of such Series or (2) in respect of a covenant or provision of this Indenture which under Article IX cannot be amended or modified without the consent of the Holder of each Outstanding Security of such affected Series. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5           Control by Majority. Subject to Section 7.1(e), Holders of a majority in aggregate Principal Amount of the then Outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee in good faith determines may be unduly prejudicial to the rights of other Holders of that Series not joining the giving of such direction. The Trustee may take any other action consistent with this Indenture relating to any such direction.

Section 6.6           Limitation on Suits. A Holder of Securities of any Series may pursue a remedy with respect to this Indenture or the Securities of that Series only if and subject to Section 6.7 hereof:

(a)          the Holder gives to the Trustee written notice of a continuing default with respect to the Securities of that Series;

(b)          the Holders of at least 25% in Principal Amount of the then Outstanding Securities of that Series make a written request to the Trustee to pursue the remedy with respect to such default in its own name as Trustee hereunder;

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(c)          such Holders of Securities of that Series offer and provide to the Trustee security or indemnity acceptable to it against any loss, liability or expense to be incurred in compliance with such request;

(d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity acceptable to it; and

(e)          the Holders of a majority in Principal Amount of the then Outstanding Securities of that Series do not give the Trustee a direction inconsistent with the request within such 60-day period.

No Holder of Securities of any Series shall have any right in any manner whatsoever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities of that Series, or to obtain or seek to obtain priority over or preference to any other Holder of Securities of such Series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of that Series.

Section 6.7           Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holder of any Security of any Series shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Security on the respective Stated Maturities set forth in such Security (or, in the case of redemption, on the Redemption Date) and to bring suit for the enforcement of any such payment and such right, shall not be impaired or affected without the consent of such Holder.

Section 6.8           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)          default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)          default is made in the payment of the principal of (or premium, if any) any Security at the Stated Maturity thereof:

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal of (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

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If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.9           Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property, or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities in accordance with the terms thereof and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation and reasonable expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 6.10         Priorities. If the Trustee collects any money or other property pursuant to this Article, it shall be applied in the following order:

First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.6 hereof;

Second: to Holders of Securities for amounts due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

Third: to the Company.

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The Trustee may fix a record date and payment date for any payment to Holders of such Securities pursuant to this Section 6.10.

Section 6.11          Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Securities by such Holder’s acceptance of such Securities shall be deemed to have agreed, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or the Company, a suit by a Holder of Securities pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in Principal Amount of the then Outstanding Securities of any Series.

Section 6.12         Restoration of Rights and Remedies. If the Trustee or any Holder shall have instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders s hall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.11, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

ARTICLE VII

TRUSTEE

Section 7.1           Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default with respect to any Series of Securities:

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by a Board Resolution, a Supplemental Indenture or an Officers’ Certificate and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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(ii)          in the absence of bad faith on its part, the Trustee may, with respect to Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 or Section 6.6 hereof.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e), (f) and (g) of this Section.

(e)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with any such request or direction.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

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Section 7.2           Rights of Trustee.

(a)          The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

(b)          Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officers’ Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)          The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Securities unless written notice of such default or Event of Default shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee by the Company or by any Holder of the Securities, and such notice references the Securities and this Indenture.

(g)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

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(i)           Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(j)           No permissive right of the Trustee to act hereunder shall be construed as a duty.

(k)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.3           Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.9 and Section 7.10 hereof.

Section 7.4           Notice of Defaults. If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Company) mail to Holders of Securities of such Series with respect to which the Default or Event of Default has occurred, or, in the case of a Global Security, shall send in accordance with the Applicable Procedures, a notice of the Default or Event of Default within 90 days after it receives notice thereof. Except in the case of a Default or Event of Default in payment of principal of and interest on any Securities of such Series, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of Securities of that Series. For purposes of this Indenture, the Trustee shall not be deemed to have received notice of any Default (except a Default or Event of Default in payment of principal of, premium, if any, on and interest on a Security of any Series) unless a Responsible Officer of the Trustee has received actual notice of such Default.

Section 7.5           Reports by Trustee to Holders. Within 60 days after June 15 of each year commencing with June 15, 2018, and for so long as Securities remain Outstanding, the Trustee shall (at the expense of the Company) mail to the Holders of Securities a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

A copy of each report at the time of its mailing to the Holders of Securities shall be filed with the SEC and each stock exchange on which the Securities are listed in accordance with Section 313(d) of the TIA. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and thereafter shall promptly file all reports with the SEC and such stock exchange as are required to be filed by the rules and regulations of the SEC and of such stock exchange.

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Section 7.6           Compensation and Indemnity. The Company agrees to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Company in writing, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise expressly provided herein, the Company shall reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable compensation, disbursements and expenses of the Trustee’s agents and reasonable fees and expenses of its counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or willful misconduct on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense shall be determined to have been caused by the Trustee’s own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company to the Trustee under this Indenture shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a mortgage, pledge, lien, charge, security interest or encumbrance (each, a “Lien”) prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

Section 7.7           Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in Principal Amount of the then Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may by a Board Resolution remove the Trustee if:

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(a)          the Trustee fails to comply with Section 7.9 hereof;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in Principal Amount of the then Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after receiving a written request to resign by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, fails to comply with Section 7.9, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee.

Section 7.8           Successor Trustee by Merger, Etc.  If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

Section 7.9           Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee powers, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1), (2) and (5) of the TIA.

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If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. For the purpose of the second paragraph of Section 310(b) of the TIA, the phrase “default (as such term is defined in such indenture, but exclusive of any period of grace or requirement of notice)” is hereby defined to mean any event which is, or after notice or lapse of time or both would become, an Event of Default. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one Series.

Section 7.10         Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

Section 7.11         Appointment of Authenticating Agent. The Trustee may appoint an authenticating agent or agents (“Authenticating Agent”) (which may be an Affiliate of the Company) with respect to one or more Series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such Series issued upon original issue and upon exchange, registration of transfer, or partial redemption or conversion, or pursuant to Section 3.7, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any of its states, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

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An Authenticating Agent may resign at any time by giving written notice to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the Series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Indenture shall become vested with all the rights, powers, and duties of its predecessor, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more Series is made pursuant to this Section, the Securities of such Series may have endorsed on it, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

Section 7.12         Other Capacities. All references in this Indenture to the Trustee with the exception of Section 7.1(a) shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE;
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1           Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for in this Indenture) as to all Securities and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

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(a)          Either:

(i)           all Securities that have been authenticated, except (1) lost, stolen or destroyed Securities that have been replaced or paid; and (2) Securities for whose payment money has been deposited in trust by the Company and thereafter repaid to the Company or discharged from such Trust, have been delivered to the Trustee for cancellation; or

(ii)          all such Securities not previously delivered to the Trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, or (2) will become due and payable within one year; and the Company has irrevocably deposited with the Trustee or the Paying Agent, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (in the case of a deposit of other than just cash), to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(b)          the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to the Securities;

(c)          the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or on the Redemption Date, as the case may be; and

(d)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the conditions precedent to the satisfaction and discharge of this Indenture pursuant to this Section have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities, the obligations of the Company to the Trustee under Section 7.6 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 8.1, the obligations of the Company and the Trustee with respect to the Securities under Section 2.3, Section 2.6, Section 2.7, Section 4.2 and Section 8.6, shall survive such satisfaction and discharge.

In the event Securities of two or more Series were at any time issued under this Indenture, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to the Securities of all Series as to which it is Trustee and if the conditions of satisfaction and discharge of this Indenture contained in Section 8.5 hereof in respect of such Securities have been satisfied. In the event there are two or more Trustees under this Indenture, the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all such Trustees.

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Section 8.2           Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.3 or Section 8.4 hereof be applied to all Outstanding Securities of any Series upon compliance with the conditions set forth below in this Article VIII.

Section 8.3           Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.3 with respect to any Series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Securities of that Series (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of that Series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in clause (a) below, and to have satisfied all its other obligations under such Securities and this Indenture with respect to such Securities of that Series (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities of that Series to receive solely from the trust fund described in Sections 4.2 and 8.6 hereof, and as more fully set forth in such Sections, payments in respect of the principal of, premium, if any, on and interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Company’s obligations in connection therewith, including, without limitation, Article VII and Section 8.6 and 8.8 hereunder, and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.3 notwithstanding the prior exercise of its option under Section 8.4 hereof.

Section 8.4           Covenant Defeasance. Upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.4, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, be released from its obligations under the covenants contained in Sections 4.4, 4.5, 4.6 and 4.7 hereof, under Section 6.1(c) hereof with respect to such covenants, and under Section 6.1(d) and Section 6.1(e) hereof with respect to the Outstanding Securities of that Series on and after the date the conditions set forth in Section 8.5 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that Series shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.4, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, Section 6.1(d) and Section 6.1(e) hereof shall not constitute Events of Default with respect to such Securities.

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Section 8.5           Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.3 or Section 8.4 hereof to the Outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Securities:

(a)          the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of that Series, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the Outstanding Securities of that Series on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular Redemption Date, as the case may be;

(b)          in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities of that Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)          the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(d)          in the case of an election under Section 8.4 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(e)          the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

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(f)          no Default or Event of Default shall have occurred with respect to that Series of Securities and be continuing on the date of such deposit or, insofar as Section 6.1(d) or Section 6.1(e) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit. Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA in respect of the Securities.

(g)          such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(h)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i)          the Trustee shall have received such other documents, assurances and Opinions of Counsel as the Trustee shall have reasonably required.

Section 8.6           Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 4.2 and Section 8.7 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the “Trustee”) pursuant to Section 8.1 or Section 8.5 hereof, as applicable, in respect of the Outstanding Securities of any Series, shall be held in trust and applied by the Trustee or the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.1 or Section 8.5 hereof, as applicable, which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.1 or Section 8.5(a) hereof, as applicable), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.7           Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, on or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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Section 8.8           Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Indenture until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with this Article VIII; provided, however, that, if the Company makes any payment of principal of, premium, if any, on or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

SUPPLEMENTAL INDENTURES/AMENDMENTS

Section 9.1           Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into one or more Supplemental Indentures without the consent of any Holder of a Security, for one or more of the following purposes:

(a)          to evidence the succession of another Person to the Company pursuant to Article V and the assumption by such successor of the Company’s covenants, agreements and obligations in this Indenture and in the Securities;

(b)          to surrender any right or power conferred upon the Company by this Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Securities as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate Principal Amount of the Securities of any Series to waive such default;

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(c)          to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any Supplemental Indenture or in any Securities that may be defective or inconsistent with any other provision contained therein;

(d)          to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Securities of any Series;

(e)          to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any Supplemental Indenture under the TIA as then in effect;

(f)          to add guarantees with respect to the Securities or to secure the Securities;

(g)          to make any change that provides any additional rights or benefits to the Holders or does not adversely affect the rights of any Holder;

(h)          to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, provided, that any such addition, change or elimination (i) shall neither (A) apply to any Security of any Series created prior to the execution of such Supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to the benefit of such provision or (ii) become effective only when there is no such Security Outstanding;

(i)           to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee;

(j)          to establish the form or terms of Securities of any Series pursuant to Section 2.4 hereof; or

(k)          to comply with the rules of the Depositary.

Section 9.2           With Consent of Holders. The Company and the Trustee may enter into an indenture supplemental hereto without notice to any Holder but with the written consent of the Holders of 66 2/3% in Principal Amount of the Securities of each Series then Outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) affected by such supplemental indenture. However, without the consent of each Holder affected, no such supplemental indenture shall:

(a)          make any change to the percentage of Principal Amount of the Outstanding Securities of any Series, the consent of whose Holders is required for any amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(b)          reduce the Principal Amount of (and premium, if any) or interest on, or extend the Stated Maturity or interest payment periods of any Security; or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Stated Maturity thereof, pursuant to Section 6.1 hereof.

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(c)          make any Security payable in money or securities other than those stated in the Security;

(d)          make any change that adversely affects such Holder’s right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

(e)          impair the right of any Holder to institute suit for the enforcement of any payment with respect to the Securities; or

(f)          make any change in Section 6.4 or Section 6.7 or sub-clause (b) of this Section 9.2.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 and Section 9.5 hereof, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such Supplemental Indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any Supplemental Indenture, but it shall be sufficient if such consent approves the substance thereof.

After any Supplemental Indenture under this Article becomes effective, the Company may give to the Holders of Securities, in a manner provided for in this Indenture, a notice briefly describing such Supplemental Indenture; provided, however, that the failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of such Supplemental Indenture.

Section 9.3           Compliance with Trust Indenture Act. Every Supplemental Indenture executed pursuant to this Article shall comply with the TIA, as then in effect.

Section 9.4           Notation on or Exchange of Securities. Securities of any Series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such Supplemental Indenture. If the Company shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Company, to any such Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for all Outstanding Securities of such Series.

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Section 9.5           Trustee to Sign Supplemental Indentures. The Trustee shall sign any Supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign a Supplemental Indenture until the Board of Directors approves it. In executing any Supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.5 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture.

Section 9.6           Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be modified in accordance with such Supplemental Indenture, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Securities previously or subsequently authenticated and delivered under this Indenture shall be bound by such Supplemental Indenture. However, a Supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

ARTICLE X

MISCELLANEOUS

Section 10.1         Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, the duties imposed by Section 318(c) of the TIA shall control.

Section 10.2         Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or other act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished or delivered to, or filed with,

(a)          the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered or filed in writing to or with the Trustee at Corporate Trust Office of the Trustee; or

(b)          the Company, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally, mailed postage prepaid by first class mail, registered or certified mail, sent by overnight courier service or sent by email or facsimile to (until another address is filed by the Company with the Trustee for this purpose):

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Astoria Financial Corporation
One Astoria Bank Plaza
Lake Success, New York 11042
Attention: General Counsel
Fax: 516-433-3564
Email: ddebaun@astoriabank.com

and

Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019-9710
Attention: Robert C. Azarow, Esq.
Email: Robert.Azarow@apks.com

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and when receipt is acknowledged by the recipient, if sent by email or facsimile.

Section 10.3         Notice to Holders; Waiver. Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event at such Holder’s address as it appears on the Security Register kept by the Registrar, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time. Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the customary procedures of the Depositary or its designee, including by electronic mail in accordance with the Applicable Procedures or the Depositary’s other operational arrangements. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 10.4         Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

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Section 10.5         Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)          an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.6 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.6 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 10.6         Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall comply with the provisions of Section 314(e) of the TIA and shall include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.7         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

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Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidations and form one instrument.

Section 10.8         Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.9         Limitation on Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer, or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute or otherwise, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for the issuance of the Securities.

Section 10.10       Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.

Section 10.11       Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.12       Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

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Section 10.13       Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14       Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15       Execution. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 10.16       Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.18       Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Indenture, as of the date first above written.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Frank F. Fusco
Name: Frank F. Fusco
Title: Senior Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President